UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 22, 2020

Six Flags Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East
Grand Prairie, Texas	75050
(Address of principal executive offices)	(Zip Code)

(972) 595-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.025 par value per share	SIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 22, 2020, Six Flags Theme Parks Inc. (“SFTP”), an indirect wholly owned subsidiary of Six Flags Entertainment Corporation (the “Company”), completed the private sale of $725,000,000 in aggregate principal amount of 7.000% Senior Secured Notes due 2025 (the “Notes”) in a private placement to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act. SFTP used approximately $407 million of the net proceeds from the issuance of the Notes to repay borrowings (together with accrued interest thereon of approximately $2 million) under its existing senior secured credit facility (the “Credit Facility”), including approximately $315 million of the outstanding borrowings under its existing term loan facility. The remaining net proceeds of approximately $299 million will be used for general corporate matters and working capital purposes. Upon receipt of the net proceeds from the sale of the Notes and the application of the net proceeds therefrom, the Company had cash and cash equivalents of approximately $340 million and SFTP had no amounts outstanding under its revolving facility (excluding amounts reserved for letters of credit in the amount of approximately $21 million) and approximately $460 million available for borrowing thereunder, subject to compliance with certain conditions, including, at certain periods designated thereunder, a maximum senior secured leverage maintenance covenant and a liquidity covenant and the absence of any material adverse change in the Company’s business or financial condition.

Indenture

The Notes were issued pursuant to an indenture, dated as of April 22, 2020 (the “Indenture”), by and among SFTP, the guarantors party thereto, including the Company (the “Guarantors”), and U.S. Bank National Association, a national banking association, as trustee and as collateral agent.

The Notes mature on July 1, 2025 and bear interest at a rate of 7.000% per annum. Interest will be payable semi-annually on January 1 and July 1 of each year, beginning on January 1, 2021.

The Notes will be guaranteed on a senior secured basis by the Company, Six Flags Operations Inc., and each of the current and future wholly-owned domestic restricted subsidiaries of SFTP that guarantee or will guarantee the Credit Facility. The Notes and the related guarantees will be effectively senior in right of payment to all existing and future unsecured senior indebtedness and junior lien indebtedness of SFTP and the Guarantors, including indebtedness under the Company’s existing 4.875% senior unsecured notes due July 31, 2024 and existing 5.50% senior unsecured notes due April 15, 2027, to the extent of the collateral securing the Notes. The Notes and related guarantees will be secured by a first priority lien, subject to certain exceptions and permitted liens, on all of SFTP’s and the Guarantors’ existing and future assets that constitute collateral, subject to certain exclusions and permitted liens as described more fully in the Indenture.

Optional Redemption

SFTP may redeem the Notes, in whole or in part, at any time prior to July 1, 2022, at a price equal to 100% of the principal amount of the Notes redeemed, plus a make-whole premium (as set forth in the Indenture) and accrued and unpaid interest to the redemption date. SFTP may redeem the Notes, in whole or in part, on or after July 1, 2022, at the redemption prices (expressed as percentages of principal amount) set forth herein, together with accrued and unpaid interest thereon to, but not including, the applicable redemption date, if redeemed during the 12-month period beginning on July 1 of the following years: 2022 - 103.500%; 2023 - 101.750%; and 2024 and thereafter - 100.000%. At any time on or before July 1, 2022, SFTP may elect to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 107.000% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds received by, or contributed to, SFTP from one or more equity offerings of the Company.

Restrictive Covenants

The Indenture contains covenants that limit the Company’s ability and the ability of the Company’s restricted subsidiaries, including SFTP, to, among other things: (i) pay dividends on, repurchase or redeem our capital stock or repurchase or redeem certain indebtedness; (ii) make investments; (iii) incur or guarantee additional indebtedness or issue preferred stock; (iv) create or incur certain liens; (v) sell assets; (vi) consolidate, merge or transfer all or substantially all of our assets or the assets of our restricted subsidiaries; (vii) enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us; (viii) engage in transactions with affiliates, (ix) create unrestricted subsidiaries and (x) pledge after-acquired collateral.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture and the Notes, copies of which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference.

Amendment to Credit Facility

On April 22, 2020, the Second Amendment to Second Amended and Restated Credit Agreement (the “Amendment”) to SFTP’s Credit Facility became effective, with the Amendment amending the Credit Facility to, among other things, (i) permit the issuance of the Notes, including specifically, permitting the Notes to mature inside the term loan facility, (ii) suspend the senior secured leverage ratio financial maintenance covenant in the Credit Facility through the end of 2020, (iii) re-establish the financial maintenance covenant thereafter (provided that for each quarter in 2021 (other than the fourth quarter) that such covenant is tested, SFTP will be permitted to use its quarterly Borrower Consolidated Adjusted EBITDA (as defined in the credit agreement governing the Credit Facility) from the second, third and fourth quarters of 2019 in lieu of the actual Borrower Consolidated Adjusted EBITDA for the corresponding quarters of 2020) and (iv) add a minimum liquidity covenant that will apply from the date of the Amendment through December 31, 2021. The modifications to the financial covenant and other provisions in the Credit Facility pursuant to the Amendment shall be in effect from the date of the Amendment until the earlier of the delivery of the compliance certificate for the fourth quarter of 2021 and the date on which SFTP, in its sole discretion, elects to calculate its compliance with the financial maintenance covenant by using its actual Borrower Consolidated Adjusted EBITDA instead of the 2019 figures as outlined above. Pursuant to the Amendment, the remaining $120 million of original revolving credit commitments shall become replacement revolving credit commitments under the replacement revolving credit facility.

The above summary of the material terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On April 22, 2020, the Company issued a press release announcing the closing of the offering of the Notes and the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

In connection with the pricing of the Notes, on April 15, 2020, SFTP and the Guarantors entered into a Purchase Agreement with Wells Fargo Bank, National Association, as representative of the initial purchasers, relating to the issuance and sale of the Notes. The Purchase Agreement contained customary representations, warranties and agreements by SFTP and the Guarantors, and customary conditions to closing, indemnification obligations of SFTP and the Guarantors, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated as of April 15, 2020, by and among Six Flags Theme Parks Inc., the Guarantors party thereto and U.S. Bank National Association as trustee and as collateral agent.

4.2	Form of 7.000% Senior Secured Notes due 2025 (incorporated by reference to Exhibit A to Exhibit 4.1 filed herewith).

10.1	Second Amendment to Second Amended and Restated Credit Agreement to Six Flags Theme Parks Inc. Existing Second Amended and Restated Credit Facility entered into on April 17, 2019.

99.1	Press Release issued by Six Flags Entertainment Corporation, dated April 22, 2020.

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Laura W. Doerre
		Name:	Laura W. Doerre
		Title:	Executive Vice President and General Counsel

Date: April 23, 2020